SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 20, 2014

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3777 Willow Glen Drive
El Cajon, California 92019-4601
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Section 5   Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 20, 2014, Jonathan Gregory was appointed to the board of directors of Royale Energy, Inc., by the remaining directors.  He serves until the next election of the board at the Company’s annual meeting, at which time he is expected to stand for election to a full term on the board.  He is an independent member of the Company’s board of directors.

Mr. Gregory’s qualifications to serve on the Company’s board of directors include his 25 years of experience in banking, with a focus primarily on reserve based lending to both public and private oil and gas companies.  He has also served as chief financial officer for a private independent exploration and production company, where he was actively engaged in raising equity and acquisitions and development activities.

Mr. Gregory, age 50, has been CFO of AmeriCo Energy Resources, LLC since February 2014.  From April 2012 to February 2014, he was CFO of J & S Oil & Gas, LLC.  From January 2005 to March 2012, he was Executive Vice President of Texas Capital Bank, N.A.

Mr. Gregory replaces George Watters, who resigned from the Company’s board of directors on June 20, 2014, for health reasons.  Mr. Watters has served on the Company’s board with distinction since 1991.

Section 9   Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1  Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: June 26, 2014	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer

ROYALE ENERGY, INC.
NASDAQ : ROYL
NEWS FOR IMMEDIATE RELEASE

JONATHAN GREGORY JOINS ROYALE ENERGY'S BOARD

San Diego, June 24, 2014 – Royale Energy, Inc. (NASDAQ: ROYL) today announced the appointment of Jonathan Gregory as an independent director of the company, effective immediately.

Mr. Gregory's appointment replaces the resignation for health reasons of long time board member George Watters. Mr. Watters joined the Royale Board in 1991 and has contributed a great deal of wisdom and industry experience for more than 20 years. The Board will remain at seven, four of whom are independent directors.

Jonathan's over 25 years of broad experience across important segments of the oil and gas industry will be a valuable contribution to the company. His experience includes a 25 year banking career where he focused primarily on reserve based lending to both private and public oil and gas companies. Most recently, he served as chief financial officer for a private independent exploration and production company, where he was actively engaged in raising equity and acquisitions and development activities.

Mr. Gregory is a member of Houston Producers Forum; Houston Energy Finance Group; and ADAM Houston Energy Network. He is also a Co-Founder of Bread of Life, Inc., a non-profit organization committed to empowering homeless Houstonians; and a director of Small Steps Nurturing Center, a non-profit Christian organization that provides early childhood education for economically at-risk children in the inner-city of Houston, Texas.

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Forward Looking Statements
In addition to historical information contained herein, this news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, subject to various risks and uncertainties that could cause the company's actual results to differ materially from those in the "forward-looking" statements. While the company believes its forward looking statements are based upon reasonable assumptions, there are factors that are difficult to predict and that are influenced by economic and other conditions beyond the company's control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

Contact:
Royale Energy, Inc.
Chanda Idano, Director of Marketing & PR
619-881-2800
chanda@royl.com
http://www.royl.com